Exhibit 99.1

News Release Corporate Communications
	Media George Sard, Paul Scarpetta,	Media Mark Folk	Investors Jim Rowe
	Chris Kittredge	(704) 383-7088	(415) 396-8216
	Sard Verbinnen & Co. (212) 687-8080 WellsFargo-svc@sardverb.com	Peter Gilchrist (704) 715-3213

Wells Fargo Announces Board Changes

Elizabeth Duke to Succeed Stephen Sanger as Independent Board Chair

New Independent Director, Juan Pujadas, to Join Board

Karen Peetz to Chair Risk Committee

Donald James to Chair Governance and Nominating Committee

Other Changes in Committee Composition

Three Long-Serving Directors to Retire from Board at Year-End

Expects to Name Up to Three More Independent Directors Before 2018 Annual Meeting

SAN FRANCISCO, August 15, 2017 — Wells Fargo & Company (NYSE: WFC) today announced that its Board of Directors has taken a range of Board refreshment actions, including naming Elizabeth A. “Betsy” Duke to succeed Stephen W. Sanger as independent Chair, effective January 1, 2018; having three long-serving directors (including Sanger) retire at year-end 2017; and adding a new independent director and changing the composition of Board committees, both effective September 1, 2017.

The actions announced today are in addition to the appointment earlier this year of two new independent directors, Karen B. Peetz and Ronald L. Sargent. The Board expects to name up to three additional independent directors before the 2018 Annual Meeting.

“The changes announced today reflect a thoughtful and deliberate process by the Board that was informed by the company’s engagement with shareholders and other stakeholders, as well as the Board’s annual self-evaluation that was conducted after the 2017 Annual Meeting and prior to its typical year-end timing,” said Sanger. To facilitate its 2017 self-evaluation, the Board engaged Mary Jo White, a senior partner at Debevoise & Plimpton LLP and former Chair of the Securities and Exchange Commission.

Board Chair Transition

The Board of Directors named Duke to serve as Board Chair, effective January 1, 2018. Sanger will assist in the transition until his retirement. Duke, a former member of the Board of Governors of the Federal Reserve System, has served on the Board since January 2015 and as Vice Chair since October 2016.

“Betsy was the unanimous choice to lead the Board as it continues its focus on strengthening oversight and rebuilding the trust of shareholders, customers, and other stakeholders,” said Sanger. “Her broad understanding of the financial system and markets combined with years of main street community banking experience make her the ideal Chair to work with the rest of the Board and Tim Sloan as Wells Fargo continues to move forward.”

“Betsy’s regulatory expertise has been invaluable to Wells Fargo, and I know that the combination of her banking and risk management experience will continue to serve the Board and the company well in her new role as Chair,” said Timothy J. Sloan, Chief Executive Officer and President. “I also want to thank Steve for his leadership and service over the past 14 years, including as Chairman and Lead Director.”

“On behalf of the entire Board, I want to thank Steve for his tireless work as Chairman,” Duke said. “He really stepped up to lead the Board at a time of significant challenge for Wells Fargo. I look forward to a smooth transition over the coming months as we work with the Board and Tim to make Wells Fargo a better company today and in the future.”

Addition of New Independent Director; Three Directors Retiring from Board at Year-End

As part of the Board’s commitment to refreshment, the Board made several changes in Board composition, including the election of a new independent director, and continues to focus on the recruitment of new directors who will complement the overall mix of skills, experience, and perspectives on the Board.

The Board elected Juan A. Pujadas, a retired principal of PricewaterhouseCoopers (“PwC”) LLP, as a new independent director, effective September 1, 2017. Among many senior positions at PwC, Pujadas was Vice Chairman of Global Advisory Services of PwC International, led the U.S. firm’s Advisory Practice, and led PwC’s Global Risk Management Solutions practice for the Americas.

Sanger commented, “We are very pleased to add another exceptional leader to our Board with executive management experience and significant risk management, financial services, finance, technology, and international experience. Juan’s perspective on key risks facing financial institutions will provide important contributions to the Board’s risk oversight expertise.”

Additionally, to help facilitate Board refreshment and provide for an appropriate transition of committee membership, Cynthia H. Milligan (who joined in 1992) and Susan G. Swenson (who joined in 1998) will retire from the Board at year-end 2017. With Pujadas, and the retirements of Sanger, Milligan, and Swenson, the Board will have 13 members and an average tenure of six years for the 12 independent directors.

“We would like to thank Cynthia Milligan and Susan Swenson for their many contributions and service to the Board and company over the years,” said Sanger. “Their leadership was instrumental in guiding the company through numerous economic, regulatory, and market cycles, including the 2008 financial crisis.”

“These outstanding directors joined the Wells Fargo Board when there were few women on corporate boards. I hope they will be an inspiration to other women as they are to me,” Duke said. “Cynthia Milligan used her experience as a former state bank regulator in her leadership of the Credit Committee while Sue Swenson brought critical technology expertise as the technology environment of banking underwent significant change.”

The Board intends to continue adding new directors while maintaining an appropriate balance of experience and perspectives on the Board. Although the Board’s size may fluctuate in the near term as it recruits new directors, the Board expects that its size will move over time toward the lower end of its recent historical range of 14 to 16 directors.

Committee Leadership and Composition Changes

The Board also made several changes to the leadership and composition of key Board committees. Those changes, effective September 1, 2017, include:

•	Risk Committee: Peetz will join and succeed Enrique Hernandez, Jr. as Chair of the Risk Committee. Peetz has deep expertise in risk management drawing from her 35-year experience at large financial institutions, most recently as President of Bank of New York Mellon. Pujadas and Suzanne M. Vautrinot also were added as new members, while Lloyd H. Dean, Milligan, Federico F. Peña, and Sanger are rotating off of the Risk Committee. Risk Committee composition will be: Peetz (Chair), Duke, Hernandez, Pujadas, James H. Quigley, and Vautrinot.

•	Governance and Nominating Committee (GNC): Donald M. James will join and succeed Sanger as Chair of the GNC. Duke also was added as a new member, and Milligan, Sanger and Swenson are rotating off of the GNC. GNC composition will be: James (Chair), Dean, Duke, Peña, and Sargent.

•	Corporate Responsibility Committee (CRC): Vautrinot was added as a new member of the CRC. CRC composition will be: Peña (Chair), John D. Baker II, Dean, Hernandez, Milligan, and Vautrinot.

•	Audit & Examination (A&E) Committee: Sargent was added as a new member of the A&E Committee, while Vautrinot is rotating off given her appointment to the Risk Committee and the CRC. A&E Committee composition will be: Quigley (Chair), Baker, Peña, Sargent, and Swenson.

The Board previously added Sargent to the GNC, and Sargent and Peetz to the Board’s Human Resources Committee, upon their election to the Board in February 2017. Pujadas also will serve on the Board’s Credit Committee and Finance Committee.

Other Governance Changes

As a result of the Board’s self-evaluation and its continuing review of its governance practices, the Board also expects to implement other changes in the near term, including to the Board’s Corporate Governance Guidelines and Board committee oversight responsibilities.

All of the actions announced today, as well as the actions taken during the past several months, reflect the Board’s commitment to continued enhancement of its governance practices. These actions have included:

•	Separating the roles of Board Chair and Chief Executive Officer and amending Wells Fargo’s By-Laws to require that the Chair be an independent director

•	Adding six new directors since 2013 (three in 2017 to date), with six directors retiring between the 2016 Annual Meeting and year-end 2017

•	Enhancing the Board’s oversight of conduct risk, including sales practices risk, by amending Board committee charters to, among other things, expand the Risk Committee’s responsibilities to include oversight of Wells Fargo’s new Conduct Management Office (formerly called the Office of Ethics, Oversight, and Integrity) and expand the Human Resources Committee’s responsibilities to include oversight of human capital management, culture, and the Code of Ethics and Business Conduct.

Stakeholder Advisory Council

As previously announced, to help the Board and company obtain important feedback, Wells Fargo is forming a stakeholder advisory council that will include a diverse mix of the company’s stakeholders. The council’s role is to provide insight to the Board from a stakeholder perspective on current and emerging risks that could have an impact on the company. Council meetings, which are expected to begin in fourth quarter 2017, will be led by Duke.

Biographies

Betsy Duke

Duke served as a member of the Board of Governors of the Federal Reserve System from August 2008 to August 2013, where she was Chair of the Federal Reserve’s Committee on Consumer and Community Affairs and a member of its Committee on Bank Supervision and Regulation, Committee on Bank Affairs, and Committee on Board Affairs. Previously, she was chief operating officer of TowneBank from 2005 to 2008, and was an executive vice president at Wachovia Bank, N.A., (2004 to 2005) and at SouthTrust Bank (2001 to 2004), which was acquired by Wachovia in 2004. Ms. Duke also served as chief executive officer of Bank of Tidewater, which was acquired by SouthTrust, and chief financial officer of Bank of Virginia Beach. She served on the board of directors of the American Bankers Association from 1999 to 2006, becoming the first woman to serve as chair of the ABA in 2004, and as a member of the board of directors of the Federal Reserve Bank of Richmond.

Juan Pujadas

Pujadas is a retired principal of PwC LLP and served as the Vice Chairman, Global Advisory Services of PwC International from 2008 to 2016. Previously, Pujadas led PwC’s U.S. firm’s Advisory Practice from 2003 to 2009 and held several other senior management positions at PwC, including Managing Partner for Strategy and leader of the Global Risk Management Solutions (“GRMS”) practice for the Americas, the Financial Services GRMS practice, and the global Financial Risk Management Group. Before joining PwC, Pujadas served as the Chief Risk Officer of Santander Investment, the international investment banking arm of the Santander Group, from 1995 to 1998. He was a member of the executive committee of Santander Investment and the management committee of the commercial banking division of Banco Santander. Before joining Santander, Pujadas was a principal in the Capital Markets and Treasury Group of PwC’s U.S. firm’s financial services industry practice, specializing in the development and application of financial and information technology to balance sheet risk management and capital markets and treasury activities.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,500 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 42 countries and territories to support customers who conduct business in the global economy. With approximately 271,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 25 on Fortune’s 2017 rankings of America’s largest corporations. News, insights and perspectives from Wells Fargo are also available at Wells Fargo Stories.

Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements about our company and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.